Exhibit 4.7

SPECIMEN ORDINARY SHARE CERTIFICATE

CERTIFICATE NO.: [●]	ORDINARY SHARES

SELINA HOSPITALITY PLC

REGISTERED IN ENGLAND AND WALES WITH COMPANY NO. 13931732

INCORPORATED UNDER THE COMPANIES ACT 2006

ORDINARY SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP [_________]

This certifies that [NAME] of [ADDRESS] is the registered holder of

[●] ORDINARY SHARES OF $[●] EACH IN THE CAPITAL OF

SELINA HOSPITALITY PLC. (THE “COMPANY”)

subject to the Company’s articles of association, as the same may be amended from time to time,

and transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate at the Company’s registered office properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated:
By:
	Director	Director / Secretary

Selina Hospitality PLC

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s articles of association, as the same may be amended from time to time, and resolutions of the Board of Directors providing for the issue of ordinary shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT –	Custodian

TEN ENT –	as tenants by the entireties	(Cust)		(Minor)

JT TEN –	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises

Dated:
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

2